UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2017

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480
(Registrant's telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2017, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 17, 2017.

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 - Election of directors

The majority of stockholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	9,925,921	20,047	196,586	637,326
Robert P. Bauer	9,921,492	24,376	196,686	637,326
Eric P. Etchart	9,921,393	24,575	196,586	637,326
David W. Grzelak	9,925,104	20,764	196,686	637,326
Gary L. Martin	9,922,001	24,354	196,199	637,326
Tracy C. Jokinen	9,924,709	21,059	196,788	637,326
Ronald A. Robinson	9,927,802	18,166	196,586	637,326

Proposal 2 - Advisory vote on compensation of named executive officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as described in our Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
9,658,911	275,996	207,647	637,326

Proposal 3 - Advisory vote on the frequency of the advisory vote on compensation of named executive officers

The stockholders voted, on an advisory, non-binding basis, that the frequency of the advisory vote on compensation of named executive officers should be held as set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
7,150,575	8,992	2,781,633	201,354	637,326

Based on these results and consistent with a majority of votes cast with respect to this matter, the Company’s board of directors has adopted a policy to hold an advisory vote on compensation of named executive officers every year.

Proposal 4 - Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2017

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2017 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,442,876	90,524	246,750	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: May 9, 2017	By:	/s/ Robert H. George
Robert H. George,
Vice President-Administration